EXHIBIT 4.8

SPECIMEN UNIT CERTIFICATE

NUMBER U-___________	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

GENERAL EMPLOYMENT ENTERPRISES, INC.

CUSIP

UNITS CONSISTING OF [ ] AND [ ] EACH TO PURCHASE ______________ SHARES OF [ ]

THIS CERTIFIES THAT
is the owner of	Units.

Each Unit (“Unit”) consists of _______________share[s], no par value per share of GENERAL EMPLOYMENT ENTERPRISES, INC., an Illinois corporation (the “Company”). Each [________] entitles the holder to purchase ____________ for $_______ per share (subject to adjustment). Each [________] will become exercisable _____________________ (the “Expiration Date”). [The [ ] and [________] comprising the Units represented by this certificate will trade separately on the ________ trading day following the earlier to occur of ___________________.] The terms of the [________] are governed by a [ Agreement], dated as of ____________, between the Company and ________________, as ____________Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the [ Agreement] are on file at the office of the ____________Agent at ________________________, and are available to any [________] holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

	Chairman of the Board	Secretary

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GENERAL EMPLOYMENT ENTERPRISES, INC.

CORPORATE SEAL

GENERAL EMPLOYMENT ENTERPRISES, INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorshipand not as tenants in common

UNIF GIFT MIN ACT -	_____________	Custodian	_________
	(Cust)		(Minor)
under Uniform Gifts to Minors
	Act	_______________________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

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to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated	___________________________
		NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

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